EXHIBIT 32.1

Pursuant to 18 U.S.C. Section 1350, I Michael W. Laphen, Chairman and Chief Executive Officer of Computer Sciences Corporation (the "Company") hereby certify that:

  The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2011 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Computer Sciences Corporation

Date: February 8, 2012	By:	/s/ Michael W. Laphen
Michael W. Laphen
Chief Executive Officer